PROMISSORY NOTE


$924,975.00                  Riverside, California                 April 8, 2002


     FOR VALUE RECEIVED, Wyngate Limited, a Jersey Limited Company (hereinafter "Maker") promises to pay to GolfGear International, Inc., a Nevada corporation (hereinafter "Holder") or order, at such place as it may from time to time designate by written notice to Maker, the principal sum of Nine Hundred Twenty-Four Thousand Nine Hundred Seventy-Five and 00/100 Dollars ($924,975.00), with interest thereon at the rate specified in Section 2 below. Payments will be due and payable in lawful money of the United States of America without set-off, deduction, or counterclaim.

     1.     Payments.  Principal  and interest shall be due and payable eighteen
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(18)  months  from  the  date  of  this  note.

     2.     Interest.  The  interest  rate  hereunder  shall be 2.88% per annum.
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     3.     Cure.  Maker  shall  have  the  right to cure any default in payment
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hereunder for a period of thirty (30) days following written notice by Holder to
Maker.

     4.     Attorneys' Fees.  Maker agrees to pay the following costs, expenses,
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and  attorneys' fees paid or incurred by the Holder of this note, or adjudged by a Court: (i) reasonable costs of collection, costs, expenses, and attorneys' fees paid or incurred in connection with the collection or enforcement of this note, whether or not suit is filed; and (ii) costs of such and such sum as the Court may adjudge as attorneys' fees in an action to enforce payment of this note or any part of it. Notwithstanding the above, Maker shall not be obligated to pay any costs or attorneys' fees in any action in which she is the prevailing party over the Holder.

     5.     Waiver.  Maker  waives  presentment, protest, notice of dishonor and
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non-payment.

     6.     Prepayment.  Maker  shall  have  the right at any time to prepay any
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amount  owing,  in  whole  or  in  part  without  penalty.

     7.     Notice.  All  notices  under this note shall be in writing and shall
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be  delivered  by  personal service, or by certified or registered mail, postage prepaid, return receipt requested, to the parties. Any written notice to any of the parties required or permitted hereunder shall be deemed to have been duly given on the date of service if served personally, or seventy-two (72) hours after mailing. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as provided hereunder shall be deemed to be receipt of the notice, demand or request sent. Notices to the parties shall be address as follows:

          Maker:         Wyngate Limited
                         c/o  Peter  H.  Pocklington
                         309  Terraces  North
                         47-111  Vintage  Drive  East
                         Indian  Wells,  CA  92210


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          Holder:        GolfGear  International,  Inc.
                         Attn:  Donald  Anderson
                         5285  Industrial  Drive
                         Huntington  Beach,  CA  92649

     8.     Miscellaneous.  This  note  and  each  of  the terms hereof shall be
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binding  upon  Maker's  successors  and  assigns.  No failure on the part of the
Holder hereunder to exercise, and no delay in exercising any right, power or remedy hereunder shall operate as a waiver hereof; nor shall any single or partial exercise of any right or power or remedy hereunder preclude any other or further exercise of any right, power or remedy.

     9.     Assignment.  This  note  may not be assigned by either party without
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the  written consent of the other party, which consent shall not be unreasonably withheld.

     10.     Security.  This  note  is  given  pursuant  to  a  Stock  Purchase
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Agreement  between  Maker  and  Holder  dated April 8, 2002, and is secured by a
Stock  Pledge  Agreement  of  even  date  herewith.

     11.     Governing  Law.  The  validity,  interpretation, and performance of
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this  note  shall be governed by and in accordance with the laws of the State of
California.

                                     Maker:

                                     Wyngate Limited,
                                     a Jersey Limited Company


                                     By:
                                        ----------------------------
                                          Peter H. Pocklington
                                          Its:  President


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